                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             --------------------

                                   FORM 8-A

                             --------------------

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               MAY & SPEH, INC.
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            (Exact name of Registrant as specified in its charter)


             Delaware                                    36-2992650
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                1501 Opus Place, Downers Grove, Illinois 60515
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           (Address of principal executive offices)       (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


                                     None
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If this form relates to the registration of debt securities and is effective pursuant to General Instruction A.(c)(1), check the following box. [_]

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-46547
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Securities to be registered pursuant to Section 12(g) of the Act:


                    Convertible Subordinated Notes due 2003
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                               (Title of class)



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Item 1.   Description of Registrant's Securities to be Registered
          -------------------------------------------------------

     This Registration Statement relates to the Convertible Subordinated Notes due 2003 proposed to be issued by May & Speh, Inc. (the "Company"). The information set forth under the heading "Description of Notes" in the Company's Registration Statement on Form S-3 (File No. 333-46547) (the "Form S-3") is incorporated herein by reference.

Item 2.   Exhibits
          --------

     1. Form of Indenture (incorporated by reference to Exhibit 4.1 to the Form S-3)

     2. Form of Notes (incorporated by reference to Exhibit 4.2 to the Form S-3)


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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  March 11, 1998                   MAY & SPEH, INC.


                                        By: /s/ ERIC M. LOUGHMILLER
                                            -------------------------------
                                            Eric M. Loughmiller
                                            Executive Vice President, Chief
                                            Financial Officer and Secretary


                                      -3-
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                               FREEBORN & PETERS
                      311 South Wacker Drive, Suite 3000
                         Chicago, Illinois 60606-6677
                                 312-360-6000

VIA EDGAR
----------------

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  May & Speh, Inc. (the "Company")
          Registration Statement on Form 8-A relating to
          Convertible Subordinated Notes due 2003

Ladies and Gentlemen:

     On behalf of the Company, we are submitting herewith for filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company's Registration Statement on Form 8-A relating to the Company's Convertible Subordinated Notes due 2003 (the "Notes") for the purpose of registering the Notes under Section 12(g) of the Exchange Act.

     Please contact the undersigned at 312-360-6551 with any questions you may have with respect to this filing.

                                        Very truly yours,

                                        /s/ Robert A. McWilliams

                                        Robert A. McWilliams

Enclosure

cc:  Jeffrey W. Epstein
      Securities and Exchange Commission
      Mail Stop 7-5, Room 7076
      Edward Newhurtz
      The Nasdaq Stock Market